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                    SECURITIES AND EXCHANGE COMMISSION



                          Washington, D.C.  20549




                                 FORM 8-K



                              CURRENT REPORT




                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934






                            September 14, 1995





                         Mallinckrodt Group Inc.
         (Exact name of registrant as specified in its charter)


          New York                   1-483           36-1263901
(State or other jurisdiction      (Commission     (I.R.S. Employer
of incorporation or organization   File Number)    Identification No.)


 7733 Forsyth Boulevard, St. Louis, MO                63105-1820
(Address of principal executive offices)              (ZIP Code)


Registrant's telephone number,                     (314)854-5200
     including area code

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Item 5.  Other Events

The Company announced in a press release issued today that it will purchase up to $250 million of the company's common stock over the next five years. The shares will be bought on the open market and are intended to offset most of the dilution from shares of common stock issued under the corporation's stock-based employee compensation programs.



Mallinckrodt Group Inc.



ROGER A. KELLER
Vice President, Secretary
  and General Counsel


DATE:  September 14, 1995